Exhibit 99.1

FOURTH AMENDMENT TO AND WAIVER UNDER REVOLVING CREDIT AGREEMENT

AND

THIRD AMENDMENT TO AND WAIVER UNDER TERM LOAN A CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AND WAIVER UNDER REVOLVING CREDIT AGREEMENT, THIRD AMENDMENT TO AND WAIVER UNDER TERM LOAN A CREDIT AGREEMENT (this “Amendment”) is executed as of May 13, 2008, to be effective as of April 1, 2008, and entered into by and among STANDARD PACIFIC CORP., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Revolver Lenders defined below (in such capacity, together with its successors and assigns, “Revolver Administrative Agent”) and as Administrative Agent for the Term A Lenders defined below (in such capacity, together with its successors and assigns, “Term Administrative Agent”), and each Revolver Lender and Term A Lender that is a signatory to this Amendment.

R E C I T A L S

A. Reference is hereby made to that certain (a) Revolving Credit Agreement dated as of August 31, 2005, executed by Borrower, Revolver Administrative Agent, and the Lenders defined therein (such Lenders are collectively, the “Revolver Lenders” and individually a “Revolver Lender”) pursuant to which such Revolver Lenders extended to Borrower a revolving credit facility (as amended, modified, renewed, restated, or replaced, the “Revolving Credit Agreement”), and (b) Term Loan A Credit Agreement dated as of May 5, 2006, by and among Borrower, Term Administrative Agent, and each of the Lenders defined therein (such Lenders are collectively, the “Term A Lenders” and individually a “Term A Lender”) (as amended, modified, renewed, restated, or replaced, the “Term A Credit Agreement”).

B. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Revolving Credit Agreement or the Term A Credit Agreement, as applicable.

C. The parties hereto desire to modify certain provisions contained in the Revolving Credit Agreement and the Term A Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Revolving Credit Agreement.

(a) Section 1.1 of the Revolving Credit Agreement is amended to delete the definition of “Issuing Banks” and replace such definition with the following:

“Issuing Banks” means, Bank of America in its individual capacity as a bank issuing Letters of Credit under this Agreement and such other Lenders which agree, at the request of Borrower and with the consent of Administrative Agent (such consent not to be unreasonably withheld), to issue one or more Letters of Credit pursuant to the terms and conditions of this Agreement, and “Issuing Bank” means any one of the Issuing Banks; provided, however, that, notwithstanding the forgoing, at all times during the Waiver Period, all Letters of Credit (other than renewals and substitutions reasonably acceptable to Administrative Agent and the applicable Issuing Bank (but not increases) of existing Letters of Credit issued and outstanding as of the Fourth Amendment Effective Date) shall be issued by Bank of America in its individual capacity as a bank issuing Letters of Credit under this Agreement.

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(b) Section 1.1 of the Revolving Credit Agreement is hereby amended to add the following new definitions thereto in the correct alphabetical order:

“Additional Collateral” means collectively, the Additional Real Property Collateral and the Collateral Cash Account; provided, however, that, in no event shall the Additional Collateral secure Outstanding Amounts in excess of $75,000,000 at any time.

“Additional Real Property Collateral” means Finished Lots and Completed Units (other than Model Units) in each case reasonably acceptable to Administrative Agent (including, to Administrative Agent’s reasonable satisfaction, being located in actively selling new home communities within the United States at the time a lien thereon is granted in favor of Administrative Agent), wholly owned by Borrower or an Eligible Subsidiary that is a Guarantor, subject to a perfected, first priority lien in favor of Administrative Agent, for the benefit of the Lenders, securing the Post Fourth Amendment Advances, and free of any liens (other than Customary Permitted Liens).

“Collateral Cash Account” means the account of Borrower held at Administrative Agent, subject to a perfected, first priority lien in favor of Administrative Agent, for the benefit of the Lenders, securing the Post Fourth Amendment Advances, which account shall be subject to the sole and exclusive dominion and control of Administrative Agent.

“Customary Permitted Liens” means liens which have been “insured over” or “bonded around” so as to remove such liens as encumbrances against the applicable asset in a manner reasonably satisfactory to Administrative Agent and its legal counsel, or liens permitted under Sections 8.11(b), (c), (j), (l), (n) or (o)).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Fourth Amendment” means that certain Fourth Amendment to and Waiver Under Revolving Credit Agreement and Third Amendment to and Waiver Under Term Loan A Credit Agreement executed as of May 13, 2008, to be effective as of April 1, 2008, by and among Borrower, Administrative Agent, each Lender party thereto, and certain other parties thereto.

“Fourth Amendment Effective Date” means April 1, 2008, the effective date of the Fourth Amendment.

“Fourth Amendment Loan Outstandings” means the Outstanding Amount of Loans as of the Fourth Amendment Effective Date, and of Loans made after the Fourth Amendment Effective Date that are reborrowings of any such Outstanding Amount that is repaid after the Fourth Amendment Effective Date (or of the Outstanding Amount of any such reborrowings), provided that the aggregate amount of Fourth Amendment Loan Outstandings shall not exceed $90,000,000.

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“Model Unit Collateral” means Model Units reasonably acceptable to Administrative Agent (including, to Administrative Agent’s reasonable satisfaction, being located in actively selling new home communities within the United States at the time a lien thereon is granted in favor of Administrative Agent), wholly owned by Borrower or an Eligible Subsidiary that is a Guarantor, subject to a perfected, first priority lien in favor of Administrative Agent, for the benefit of the Lenders, securing the Post Fourth Amendment Advances, and free of any liens (other than Customary Permitted Liens).

“New Collateral Pool” means Model Unit Collateral and Additional Collateral whose Dollar amount equals the sum of the following items owned by Borrower or any Eligible Subsidiary that is a Guarantor, and that has been pledged to Administrative Agent, for the benefit of Lenders, pursuant to the terms of Article 5 of this Agreement:

(a) Model Unit Collateral. Ninety percent (90%) of the GAAP Value of all Model Unit Collateral (excluding the value of allocated upgrades and options); provided, however, that, 180 days following the closing of the sale of the last production Unit in the applicable project relating to any such Model Unit Collateral, the value assigned to the New Collateral Pool for such Model Unit Collateral shall decrease from ninety percent (90%) to zero percent (0%) (i.e., shall add no value to the New Collateral Pool); plus

(b) the lesser of (i) $75,000,000 and (ii) the sum of (A), (B) and (C):

(A)	Completed Units. Ninety percent (90%) of the GAAP Value of all Completed Units (other than Model Units); provided, however, that, the value assigned to the New Collateral Pool with respect to such Completed Units shall decrease as follows with the passage of time following the dates such Units become Completed Units: (i) 180 days following the date such Units become Completed Units the value assigned shall decrease from ninety percent (90%) to seventy-five percent (75%); and (ii) 360 days following the date that such Units become Completed Units the applicable advance rate shall decrease from seventy-five percent (75%) to twenty-five percent (25%); plus

(B)	Finished Lots. Sixty-five percent (65%) of the GAAP Value of all Finished Lots; plus

(C)	Cash. One hundred percent (100%) of the amount of cash held in the Collateral Cash Account not subject to any lien, encumbrance, or restriction other than in favor of Administrative Agent.

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Provided, however, that, notwithstanding the calculations set forth in clauses (a) through (b) above, if Administrative Agent receives an appraisal prepared by a professional appraiser reasonably acceptable to Administrative Agent, and having the minimum qualifications required under all applicable Laws (all as reasonably acceptable to Administrative Agent as to form, substance, and date), and addressed to Administrative Agent (each an “Acceptable Appraisal”), then, commencing five (5) Business Days after delivery of a copy of such Acceptable Appraisal to Borrower, the applicable portion of the New Collateral Pool covered by such Acceptable Appraisal shall be valued based upon the applicable advance rates set forth above and the lesser of (a) the “as is” appraised value as set forth in such Acceptable Appraisal or (b) the GAAP Value; provided, however, that, such five (5) Business Day period shall run concurrently with the five (5) Business Day period for any provision of additional collateral or prepayment required under Section 4.14(b).

“Outstanding Amount” means: (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Post Fourth Amendment Advance” means (a) any Borrowing with respect to any Loans made during or after the Waiver Period (other than the rollover, redesignation, or continuation of any Eurodollar Borrowing or any Borrowing of any Fourth Amendment Loan Outstanding) or (b) any L/C Obligation with respect to any Letter of Credit issued during or after the Waiver Period (other than renewals and substitutions reasonably acceptable to Administrative Agent and the applicable Issuing Bank (but not increases) made on or after the Fourth Amendment Effective Date of Letters of Credit issued and outstanding as of the Fourth Amendment Effective Date); provided, however, that, in no event shall any Fourth Amendment Loan Outstanding be included as Post Fourth Amendment Advances.

“Waiver Period” means the period commencing on the Fourth Amendment Effective Date and ending at 5:00 p.m., on August 14, 2008.

(c) The definition of “Applicable Margin” contained in Section 1.1 of the Revolving Credit Agreement is amended to delete the last paragraph thereof and replace such paragraph with the following:

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 4.1(g), and (b) at all times from the Fourth Amendment Effective Date until the effective date of an amendment that eliminates all Events of Default under the Revolving Credit Agreement and the Term A Credit Agreement, pricing shall be determined based upon Pricing Level V (subject to any applicable increases set forth herein).

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(d) Section 3.1(a) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Business Day immediately preceding the Maturity Date, each Lender severally and not jointly agrees to make its Pro Rata Share of Loans to Borrower in such amounts as Borrower may request that do not exceed in the aggregate at any one time outstanding, the Commitment of such Lender; provided, however, that after giving effect to any such Borrowings, (i) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the aggregate Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the aggregate Outstanding Amount of all Swing Line Advances shall not exceed such Lender’s Commitment, (ii) the aggregate Outstanding Amount of all Post Fourth Amendment Advances shall not exceed the New Collateral Pool and (iii) during the Waiver Period, the aggregate Outstanding Amount of all Fourth Amendment Loan Outstandings shall not exceed $90,000,000. Subject to the limitations set forth herein, Borrower may borrow, repay, and reborrow under each Lender’s Commitment without premium or penalty. During the Waiver Period, Borrower may borrow, repay, and reborrow the Fourth Amendment Loan Outstandings. At all times after the end of the Waiver Period, no Fourth Amendment Loan Outstandings may be reborrowed once repaid. In no event shall Lenders be obligated to make Loans to Borrower at any time if, after giving effect to such Loans, the provisions of Section 3.6 would be violated.

(e) Section 3.1(h) is hereby amended to add the following new Paragraph (vii) at the end thereof:

(vii) Notwithstanding anything contained herein to the contrary, during the Waiver Period Borrower may not request any Swing Line Advances hereunder.

(f) Section 3.5(a)(i) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i) Within forty-five (45) days after the end of each calendar quarter, and at such other times as the Aggregate Majority Lenders may reasonably require (provided that such calculation is to be made as of the last day of a calendar month), Borrower shall provide Administrative Agent with a Borrowing Base Certificate (and Administrative Agent will promptly forward to each Lender) showing Borrower’s calculations of the components of the Borrowing Base and such data supporting such calculations as the Aggregate Majority Lenders may require; provided, however, that, at all times during the Waiver Period Borrower shall provide Administrative Agent with a Borrowing Base Certificate within thirty (30) days after the end of each calendar month (other than the end of a calendar quarter) and forty-five (45) days after the end of each calendar quarter. The Aggregate Majority Lenders shall have a period of thirty (30) days following receipt of a Borrowing Base Certificate to notify Administrative Agent (who shall notify Borrower) of the Aggregate Majority Lenders’ approval or disapproval thereof. Failure of the Aggregate Majority Lenders to so notify Administrative Agent and Administrative Agent to so notify Borrower within such thirty (30) day period shall be deemed approval

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and such Borrowing Base as set forth in such Borrowing Base Certificate shall be effective as of the date approved (or deemed approved) by the Aggregate Majority Lenders. The amount so approved (or deemed approved) shall constitute the Borrowing Base until such time as the Borrowing Base is redetermined in accordance with this Section 3.5(a).

(g) Section 3.6 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.6 Borrowing Base. The sum of the aggregate principal amount at any time outstanding under the Loans plus the L/C Obligations shall not at any time exceed (a) at any time in which an Investment Grade Rating exists, the Total Aggregate Commitment or (b) at any time in which an Investment Grade Rating does not exist, the lesser of (i) the Total Aggregate Commitment, or (ii) the Borrowing Base less Senior Unsecured Home Building Debt (exclusive of the outstanding amount of the Loans and L/C Obligations); provided, however, that, Borrower shall not be required to comply with the provisions set forth in this Section 3.6 during the Waiver Period.

(h) Section 3.9(a) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Amounts and Terms of Letters of Credit. During the period from the date of this Agreement to, but excluding, the Maturity Date, and subject to the terms and conditions of this Agreement, upon Borrower’s request pursuant to Section 3.9(b), an Issuing Bank shall issue one or more Financial Letters of Credit or Performance Letters of Credit (each, a “Letter of Credit,” and collectively, the “Letters of Credit”) for the account of Borrower or the account of a Letter of Credit Subsidiary; provided that no Issuing Bank shall be obligated to issue any Letter of Credit if, after giving effect thereto, (i) the L/C Obligations would exceed the L/C Commitment, or (ii) the total aggregate outstanding Loans plus the L/C Obligations would exceed the Total Aggregate Commitment, or (iii) at all times in which an Investment Grade Rating does not exist, the Senior Unsecured Home Building Debt would exceed the Borrowing Base (unless at such time Borrower is not required to comply with the provisions set forth in Section 3.6), or (iv) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank, (v) the aggregate Outstanding Amount of all Post Fourth Amendment Advances exceeds the New Collateral Pool, or (vi) during the Waiver Period, if such Letter of Credit is a renewal of, or substitution for, any Letters of Credit issued and outstanding as of the Fourth Amendment Effective Date (including any renewals and substitutions thereof), the aggregate Outstanding Amount of all L/C Obligations not included in Post Fourth Amendment Advances would exceed $43,122,423.31. All Letters of Credit shall be on the applicable Issuing Bank’s standard forms of letters of credit at the time of issuance.

(i) Section 3.10 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.10 Intentionally Deleted.

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(j) Section 4.1(e) is hereby amended to add the following new sentence at the end thereof:

Except for (a) prepayments of Post Fourth Amendment Advances with the proceeds of the Disposition of Model Unit Collateral and Additional Real Property Collateral or (b) as required pursuant to Sections 4.14(b) and 4.17(d), any prepayment shall be applied first to reduce the aggregate Outstanding Amount of Fourth Amendment Loan Outstandings, and once that amount has been reduced to $0, then to reduce the Outstanding Amount of Post Fourth Amendment Advances.

(k) Section 4.14 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

4.14 Mandatory Prepayments.

(a) In the event that the aggregate Outstanding Amount at any time exceeds the limitations specified in Section 3.6 (whether because of the outstanding amount of the Loans or L/C Obligations, or because of the other outstanding Senior Unsecured Home Building Debt), Borrower shall, within three (3) Business Days, make a prepayment of the Loans in such amount as is necessary to cause the amount of outstanding Loans plus L/C Obligations to comply with the limitations of Section 3.6. In the event that, after any prepayment pursuant to the immediately preceding sentence, the L/C Obligations exceed the Borrowing Base, Borrower shall, within three (3) Business Days, upon demand by Administrative Agent, Cash Collateralize the outstanding L/C Obligations in the amount by which the outstanding L/C Obligations exceed the Borrowing Base. At such time as the Borrowing Base once again equals or exceeds the outstanding Loans and L/C Obligations, and provided no other Default or Event of Default exists, any cash used to Cash Collateralize the outstanding L/C Obligations, together with any interest accrued thereon, shall be remitted to Borrower and any back-up letters of credit used to Cash Collateralize the outstanding L/C Obligations shall be terminated. Notwithstanding the foregoing, Borrower shall not be required to comply with the provisions set forth in this Section 4.14(a) during the Waiver Period.

(b) In the event that the aggregate Outstanding Amount of the Post Fourth Amendment Advances at any time during the Waiver Period exceeds the New Collateral Pool, Borrower shall either (i) within five (5) Business Days, execute and deliver, or cause an Eligible Subsidiary that is a Guarantor to execute and deliver to Administrative Agent Security Documents covering the amount of such excess with additional Model Unit Collateral or Additional Collateral, together with all other documents and items described in Section 5(c) (and thereafter all other documents and items described in Section 5(d) within the timeframe set forth therein) with respect to such additional Model Unit Collateral or Additional Collateral or (ii) within five (5) Business Days, make a prepayment of the Loans included in the Post Fourth Amendment Advances in the amount of such excess.

(c) If at the time of any Disposition of Model Unit Collateral or Additional Real Property Collateral (i) a Default or Event of Default has occurred and is continuing or (ii) the aggregate Outstanding Amount of Post Fourth Amendment Advances exceeds the New Collateral Pool, Borrower shall make a prepayment of the Loans included in the Post Fourth Amendment Advances in the amount of the net cash proceeds of such Disposition.

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(l) Section 4.17 of the Revolving Credit Agreement is hereby amended to add the following new paragraph (d) at the end thereof:

(d) On the Fourth Amendment Effective Date, the Total Aggregate Commitment shall be permanently reduced to $500,000,000. Such reduction of the Total Aggregate Commitment shall be applied to the Commitment of each Lender according to its Pro Rata Share.

(m) Article 5 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

ARTICLE 5: SECURITY.

(a) The Obligations shall be secured by (i) the liens granted by Borrower pursuant to the Security Agreement, until such liens are released pursuant to the terms thereof and (ii) any other liens granted to Administrative Agent for the ratable benefit of Lenders pursuant to the terms of this Agreement.

(b) With respect to Borrower’s Obligations under all Post Fourth Amendment Advances, Borrower shall or shall cause an Eligible Subsidiary that is a Guarantor to grant to Administrative Agent, for the Lenders, a lien in and to Model Unit Collateral or Additional Collateral sufficient to comply with the requirements of Section 4.14(b), which liens shall be prior to all other liens on such assets (other than Customary Permitted Liens); provided, however, that, Borrower shall not secure, or be obligated to secure, more than $75,000,000 of Post Fourth Amendment Advances by a Lien in Additional Collateral.

(c) Prior to the advance of any requested Post Fourth Amendment Advances, Borrower and each applicable Eligible Subsidiary that is a Guarantor shall execute and deliver to Administrative Agent, with respect to Model Unit Collateral or Additional Collateral as may be necessary so that the New Collateral Pool exceeds the aggregate Outstanding Amount of Post Fourth Amendment Advances, (i) perfected, first priority mortgages, deeds of trust, security agreements, and other customary collateral documentation (collectively, the “Mortgages”) reasonably required by Administrative Agent, in order to pledge to Administrative Agent, for the benefit of Lenders, first priority liens in Model Unit Collateral or Additional Real Property Collateral, as applicable, (ii) perfected, first priority pledges and security agreements and other customary collateral documentation (collectively, the “Pledges”) reasonably required by Administrative Agent, in order to pledge to Administrative Agent, for the benefit of Lenders, first priority liens in the Collateral Cash Account, and (iii) all other customary instruments and documents reasonably requested by Administrative Agent as necessary to perfect all such liens (collectively, together with the Mortgages, the Pledges, and all other mortgages, deeds of trust, collateral assignments, pledge agreements, security agreements, or other agreements, instruments, or documents delivered to Administrative Agent pursuant to this Agreement that create or purport to create a lien in favor of Administrative Agent, “Security Documents”), all in form and substance reasonably acceptable to Administrative Agent, together with:

(i) evidence that counterparts of such Mortgages and other Security Documents have been recorded or filed in the offices necessary in order to create a valid lien on the property described therein in favor of Administrative Agent; and

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(ii) Financing Statements in form appropriate for filing under the Uniform Commercial Code in all applicable jurisdictions that Administrative Agent reasonably requests as necessary to perfect a Lien on the collateral described in the Security Documents.

(d) As soon as possible, Borrower and each applicable Eligible Subsidiary that is a Guarantor, as applicable, shall execute and deliver to Administrative Agent, with respect to all Model Unit Collateral and Additional Real Property Collateral pledged to Administrative Agent pursuant to such Mortgage:

(i) all further instruments and documents as are customary for transactions similar to the transactions contemplated by this Agreement, including, without limitation, all certificates, instruments, certified surveys, and opinions of counsel from counsel in each jurisdiction in which Model Unit Collateral or Additional Collateral is located covering the first Mortgage or other Security Documents executed for such jurisdiction, as Administrative Agent may reasonably request, and shall take all further action that Administrative Agent may reasonably request as necessary to comply with applicable law and regulation including, without limitation, FIRREA, and to perfect, and protect liens in favor of Administrative Agent in the Model Unit Collateral and Additional Real Property Collateral pledged to Administrative Agent pursuant to such Mortgage; provided that, surveys shall not be required for entitled and mapped properties;

(ii) one or more ALTA title insurance policies, issued by a title insurer reasonably acceptable to Administrative Agent in amounts reasonably acceptable to Administrative Agent on a coinsurance and/or reinsurance basis if and as reasonably required by Administrative Agent insuring that the Mortgages constitute valid liens covering the Model Unit Collateral and Additional Real Property Collateral, as applicable, pledged to Administrative Agent pursuant to such Mortgage and all improvements thereon, having the priority required by Administrative Agent and subject only to Customary Permitted Liens and those other exceptions and encumbrances (regardless of rank or priority) that Administrative Agent reasonably approves, in a form reasonably acceptable to Administrative Agent and otherwise reasonably satisfactory to Administrative Agent; and

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(iii) an environmental assessment report, in form and substance reasonably satisfactory to Administrative Agent from an environmental consulting firm reasonably acceptable to Administrative Agent which report shall identify existing and potential environmental concerns and shall quantify related costs and liabilities, associated with the Model Unit Collateral and Additional Real Property Collateral pledged to Administrative Agent pursuant to such Mortgage, and Administrative Agent shall be reasonably satisfied with the nature and amount of any such matters and with Borrower’s plans with respect thereto;

provided that, (i) Borrower shall diligently undertake to complete such action in no event later than thirty (30) days after the date of the execution of any Mortgage, (ii) to the extent that Borrower is diligently pursuing same, the thirty (30) day period shall be extended to forty-five (45) days, as necessary to complete such action, (iii) if Borrower does not complete such action within such thirty (30) day or forty-five (45) period, no Default or Event of Default shall arise as a result of a failure to complete such action but the Model Unit Collateral or Additional Real Property Collateral described in such Mortgage will be excluded from the New Collateral Pool (and Borrower will comply, to the extent necessary with Section 4.14(b)) and (iv) if the new Collateral Pool without such excluded properties exceeds the aggregate Outstanding Amount of Post Fourth Amendment Advances, then on request Administrative Agent will release its Lien on such excluded properties.

(e) As soon as practicable after the Fourth Amendment Effective Date, Borrower and Administrative Agent shall endeavor to identify Model Units, Completed Units (other than Model Units), and Finished Lots for potential inclusion as Model Unit Collateral and Additional Real Property Collateral (the “Initial Designated Assets”), in amounts and otherwise reasonably acceptable to Administrative Agent, and, from and after the Fourth Amendment Effective Date, whether or not such Initial Designated Assets are then included as Model Unit Collateral and Additional Real Property Collateral, Borrower will diligently pursue title insurance, surveys, and other customary due diligence items on such Initial Designated Assets; provided that such designation of Initial Designated Assets shall not preclude Borrower from later selecting, and Administrative Agent deeming reasonably acceptable, other Model Units, Completed Units (other than Model Units), or Finished Lots for inclusion as Model Unit Collateral and Additional Real Property Collateral (in which case the due diligence items will be pursued as set forth above).

(f) Borrower hereby agrees to execute and deliver, and to cause each applicable Eligible Subsidiary that is a Guarantor to execute and deliver, such other customary agreements, documents, assignments, statements or instruments as Administrative Agent may from time to time reasonably request to evidence, perfect or otherwise implement the lien created by the Security Documents and subject to the terms hereof. All of the foregoing shall be reasonably satisfactory in form and substance to Administrative Agent.

(g) Borrower may request in writing that Administrative Agent (i) release its lien on an item of Model Unit Collateral or Additional Real Property Collateral, or any portion thereof, provided that, (A) Borrower or the applicable Eligible Subsidiary that is a Guarantor has entered into a purchase contract to Dispose of such Model Unit Collateral or Additional Real Property Collateral in the ordinary course of business or, so

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long as no Default or Event of Default exists or would result therefrom, another transaction in the ordinary course of business requiring a release of such Model Unit Collateral or Additional Real Property Collateral (including commencement of construction of homes on Finished Lots) or Administrative Agent consents to a substitution of Collateral (such consent not to be unreasonably withheld), and (B) Borrower shall have submitted a certificate to Administrative Agent demonstrating that, after giving effect to such Disposition of collateral and the contemplated prepayment under Section 4.14(b) described in such certificate, if any, the New Collateral Pool will exceed the aggregate Outstanding Amount of Post Fourth Amendment Advances or (ii) release any cash held in the Collateral Cash Account, provided that, Borrower shall have submitted a certificate to Administrative Agent demonstrating that, after giving effect to such release of collateral and the contemplated prepayment under Section 4.14(b) described in such certificate, if any, the New Collateral Pool will exceed the aggregate Outstanding Amount of Post Fourth Amendment Advances. Upon the satisfaction of each such condition with respect to the Model Unit Collateral or any Additional Collateral being released, Administrative Agent shall release its lien on such Model Unit Collateral or Additional Real Property Collateral, or release such cash from the Collateral Cash Account. At or after the end of the Waiver Period, if no Post Fourth Amendment Advances are outstanding (other than Letters of Credit that have been Cash Collateralized), then, upon the written request of Borrower, the liens and security interests in the Model Unit Collateral and Additional Collateral (other than any Cash Collateral for such Cash Collateralized Letters of Credit) shall be released.

(h) Administrative Agent is hereby appointed to act as collateral agent under the Security Documents creating the lien in the Collateral Cash Account and the Mortgages with respect to the Model Unit Collateral and Additional Real Property Collateral, and Administrative Agent is hereby authorized to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms of all such Security Documents with respect to the Model Unit Collateral and Additional Collateral, if any, together with such actions and powers as are reasonably incidental thereto, in all cases subject to the terms of such Security Documents. Administrative Agent is hereby authorized to execute and deliver the such Security Documents with respect to the Model Unit Collateral and Additional Collateral on behalf of the Lenders.

(i) Promptly following the Fourth Amendment Effective Date, Administrative Agent will be entitled to obtain, at Borrower’s expense, an Acceptable Appraisal for each property (or any portion thereof) included in the New Collateral Pool.

(j) Borrower shall promptly pay all reasonable fees and expenses associated with any of the actions taken under this Article 5, including, without limitation, all reasonable (i) appraisal, re-appraisal, and survey costs (provided that re-appraisals shall not be undertaken more often than once every six months), (ii) title insurance charges and premiums, (iii) title search or examination costs, including abstracts, abstractors’ certificates and uniform commercial code searches, (iv) judgment and tax lien searches, (v) fees and costs of environmental investigations site assessments and remediations (provided that, at the request of Borrower, Administrative Agent shall consent to a reasonable substitution of collateral before ordering Phase II reports or remediations), (vi) recordation taxes, documentary taxes, transfer taxes and mortgage taxes, and (vii) filing and recording fees.

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(n) Section 6.2 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.2 Conditions for Subsequent Borrowings. The obligation of Lenders to make any Borrowing (including the first and any subsequent Borrowing) and each Issuing Bank to issue any Letter of Credit is subject to the following conditions precedent:

(a) the representations and warranties contained in Article 7 shall be true and correct in all material respects on and as of the date of the Borrowing, as though made on and as of that date, and no Default or Event of Default shall have occurred and be continuing or result from such Borrowing; provided, however, that, solely during the Waiver Period, and solely with respect to requests for any Post Fourth Amendment Advance or any Borrowing of any Fourth Amendment Loan Outstanding, Borrower shall not be required to make the representation and warranty set forth in Section 7.6 (No Material Adverse Change), solely to the extent it relates to information concerning Borrower and its Subsidiaries which has been disclosed to Administrative Agent or any of its directors, officers, employees, counsel, agents, or attorneys-in-fact prior to the Fourth Amendment Effective Date;

(b) with respect to any Post Fourth Amendment Advance, Borrower or an Eligible Subsidiary that is a Guarantor, as applicable, shall have provided to Administrative Agent (i) all items and documentation required to be delivered under Section 5(c) and (ii) a certificate executed by a Responsible Officer of Borrower certifying the calculation, in reasonable detail, of the New Collateral Pool as of the date of, and after giving effect to, such requested Borrowing;

(c) with respect to any Post Fourth Amendment Advance, both before and after giving effect to such requested Borrowing, Borrower and its Subsidiaries, on a consolidated basis, shall not hold balances of cash and Temporary Cash Investments in an aggregate amount of more than $300,000,000 (other than cash and Temporary Cash Investments of FLS not to exceed $20,000,000 in the aggregate); and

(d) Borrower shall, at its sole expense, deliver or cause to be delivered to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, a Request for Borrowing (which during the Waiver Period may be modified as set forth in Section 6.2(a)).

Amendment	12

(o) Section 8.1 of the Revolving Credit Agreement is hereby amended to delete the “and” at the end of paragraph (l) thereof and to delete paragraph (m) in its entirety, and to replace such paragraph with the following:

(m) at the time of the delivery of the financial statements described in Sections 8.1(b), (c), and (d), condensed combining balance sheets and income statements, a schedule, substantially in the form of Schedule 8.1(m) attached hereto (as the form of such schedule may be updated from time to time), and such other additional information that any Lender (through Administrative Agent) may reasonably request from time to time, regarding Borrower’s interests and obligations related to active homebuilding and land development joint ventures in which Borrower owns a direct or indirect interest;

(n) as soon as practicable, and in any event within thirty (30) days after the end of each calendar month, monthly calculations of the New Collateral Pool if there are Outstanding Amounts of Post Fourth Amendment Advances on the date of delivery of such calculations and there have been no certifications delivered under Section 6.2(b)during the thirty (30) days preceding such date of delivery; and

(o) as soon as practicable, and in any event within thirty (30) days after the end of each calendar month during the Waiver Period, provide (a) historical and projected monthly financial statements with variance analysis, (b) rolling three (3) month historical and projected cash flow with variance analysis, which shall be in form and substance as generated by Borrower for internal reporting purposes.

(p) Section 8.11 of the Revolving Credit Agreement is hereby amended to delete paragraph (o) thereof in its entirety, and replace such paragraph with the following:

(o) liens granted pursuant to the Security Agreement and liens in favor of the Administrative Agent securing any portion of the Obligations; and

(q) Section 8.12 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.12 Prepayment of Indebtedness. If a Default or an Event of Default has occurred and is continuing or an acceleration of the indebtedness evidenced by each Note has occurred, Borrower shall not voluntarily prepay, or permit any Subsidiary (other than an Excluded Subsidiary) to voluntarily prepay, the principal amount, in whole or in part, of any indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) indebtedness which ranks pari passu with indebtedness evidenced by each Note which is or becomes due and owing whether by reason of acceleration or otherwise and (c) indebtedness which is exchanged for, or converted into, capital stock (or warrants to acquire capital stock) of Borrower; provided, however, that, notwithstanding anything in this Section 8.12 to the contrary, Borrower shall not, and shall not permit any Subsidiary to, at any time during the Waiver Period, voluntarily prepay, redeem, acquire, or repurchase for cash (or in exchange for Indebtedness on terms more favorable to the holders thereof) any public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes, Subordinated Debt, or other public note indenture indebtedness (except for pre-existing commitments under Borrower’s 10b(5)-1 plan to repurchase public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes due in the calendar years 2008 and 2009, not to exceed $40,000,000 in the aggregate; provided further that Borrower agrees to terminate such plan to the extent that Borrower and its counsel, in their judgment, determine that Borrower may legally do so without the disclosure of any material non-public information that Borrower would not otherwise disclose).

Amendment	13

(r) Section 8.15 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.15 Dividends and Subordinated Debt. Borrower shall not declare or pay any dividend on, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations, or pay, repurchase, or redeem all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of any Subordinated Debt, except:

(a) Subject to the subordination terms applicable to such Subordinated Debt, Borrower may make regularly scheduled and mandatory payments in respect of any Subordinated Debt as and when due by the terms thereof; provided, however, (A) that Borrower may, subject to the limitations contained in Section 8.20, prepay or repurchase Subordinated Debt at any time from the proceeds of Indebtedness issued by Borrower following the Closing Date so long as (i) the maturity date of all such indebtedness is at least one (1) year beyond the Maturity Date and (ii) no Default or Event of Default exists both before and after giving effect thereto and (B) Borrower may, pursuant to the terms of any convertible Subordinated Debt, issue shares of Borrower’s capital stock (and, so long as no Default or Event of Default exists both before and after giving effect thereto, cash in respect of fractional shares) upon conversion of such Subordinated Debt.

(b) So long as no Default or Event of Default exists both before and after giving effect thereto, Borrower may declare and pay dividends in any calendar quarter; and

(c) So long as (i) no Default or Event of Default exists both before and after giving effect thereto and (ii) as of the last day of the fiscal quarter ended prior to the date of the proposed repurchase, and at all times after the last day of such fiscal quarter up to and including the date of the proposed repurchase, both before and after giving effect to such proposed repurchase, Borrower’s Tangible Net Worth is, and will remain, at least $250,000,000 higher than the minimum required by Section 8.18 as of such date, and further subject to the limitations contained in Section 8.20, Borrower may from time to time repurchase shares of its capital stock or settle for cash (in whole or in part) the conversion of convertible Subordinated Debt pursuant to the terms thereof; provided, that, notwithstanding the foregoing, at all times Borrower shall be permitted to repurchase shares from Borrower’s employees in connection with tax withholding obligations associated with Borrower’s equity incentive plans; and

(d) Borrower may (i) make Convertible Note Hedge Payments substantially concurrently with its receipt of proceeds of convertible notes issued by Borrower and (ii) acquire shares of its capital stock pursuant to any Convertible Note Hedge without transfer of any cash or other property of Borrower or any of its Subsidiaries (other than Convertible Note Hedge Payments made pursuant to Section 8.15(d)(i)); and

Amendment	14

(e) Borrower may (i) declare or pay dividends on capital stock in the form of capital stock (or warrants to acquire capital stock) of Borrower, (ii) purchase, redeem, retire or otherwise acquire capital stock or Subordinated Debt solely in consideration of capital stock (or warrants to acquire capital stock) of Borrower, (iii) exchange capital stock or Subordinated Debt solely for capital stock (or warrants to acquire capital stock) of Borrower or (iv) convert capital stock or Subordinated Debt solely into capital stock (or warrants to acquire capital stock) of Borrower, in each case without transfer to the holders of capital stock or Subordinated Debt of any cash or other property of Borrower or any of its Subsidiaries in respect thereof.

Provided however that, notwithstanding anything contained in this Section 8.15 to the contrary, except as permitted under Section 8.15(e), Borrower shall not, at any time during the Waiver Period, declare or pay any dividend on, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations, or pay, repurchase, or redeem all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of any Subordinated Debt.

(s) The Revolving Credit Agreement is amended to add the following new Section 8.23:

8.23 Communications with Lenders. Borrower will, during the Waiver Period, from time to time on a monthly or other basis as reasonably requested by Administrative Agent following reasonable notice, participate in meetings and conference calls with all Lenders, at which senior management and Borrower’s financial advisors will make detailed presentations of its recent results of operations and current financial condition and related matters, including details regarding Borrower’s plans with respect to Home Building Joint Ventures, and updated reports regarding performance to such plans.

(t) Section 9.1 is hereby amended to delete the period at the end of clause (q) thereof, replace such period with a semicolon, add an “or” at the end of such clause, and add the following clause (r):

(r) Administrative Agent, for the benefit of Lenders, fails to have an enforceable first lien on or security interest in a material portion of the Model Unit Collateral or Additional Collateral required to be pledged hereunder.

(u) Section 10.16(a) of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Each Lender hereby irrevocably appoints Bank of America to act on its behalf as Collateral Agent under the Security Agreement, the Collateral Agency Agreement, and each Security Document and authorizes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent by the terms of the Security Agreement, the Collateral Agency Agreement, and each Security Document, together with such actions and powers as are reasonably incidental

Amendment	15

thereto. Lenders irrevocably authorize Collateral Agent at its option and in its discretion to release any lien on any property granted to or held by Collateral Agent under the Security Agreement pursuant to the terms thereof and the Collateral Agency Agreement or pursuant to the terms of each Security Document.

(v) Section 11.2 of the Revolving Credit Agreement is hereby amended to add the following new sentence at the end thereof:

Without limiting the foregoing, Borrower acknowledges that the fees and expenses of FTI Consulting or any other financial consultant engaged by Administrative Agent and/or its counsel to advise Administrative Agent, its counsel, and/or Lenders, are payable or reimbursable by Borrower as provided in clause (b) above.

(w) Section 11.7 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with the following:

11.7 Set-off. In addition to any rights and remedies of Lenders provided by Law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, with the prior written consent of Administrative Agent but without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding Borrower’s customer or regulatory trust accounts) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of Borrower against any and all Obligations owing to Lenders, now or hereafter existing, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(x) Schedule 1.1 of the Revolving Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 attached hereto.

2. Amendments to the Term A Credit Agreement.

(a) Section 1.1 of the Term A Credit Agreement is hereby amended to add the following new definitions thereto in the correct alphabetical order:

“Third Amendment” means that certain Fourth Amendment to and Waiver Under Revolving Credit Agreement and Third Amendment to and Waiver Under Term Loan A Credit Agreement executed as of May 13, 2008, to be effective as of April 1, 2008, by and among Borrower, Administrative Agent, each Lender party thereto, and certain other parties thereto.

“Third Amendment Effective Date” means April 1, 2008, the effective date of the Third Amendment.

“Waiver Period” means the period commencing on the Third Amendment Effective Date and ending at 5:00 p.m., on August 14, 2008.

Amendment	16

(b) The definition of “Applicable Margin” contained in Section 1.1 of the Term A Credit Agreement is amended to delete the last paragraph thereof and replace such paragraph with the following:

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 4.1(g), and (b) at all times from the Third Amendment Effective Date until the effective date of an amendment that eliminates all Events of Default under the Revolving Credit Agreement and the Term A Credit Agreement, pricing shall be determined based upon Pricing Level V (subject to any applicable increases set forth herein).

(c) Section 3.5(a)(i) of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i) Within forty-five (45) days after the end of each calendar quarter, and at such other times as the Aggregate Majority Lenders may reasonably require (provided that such calculation is to be made as of the last day of a calendar month), Borrower shall provide Administrative Agent with a Borrowing Base Certificate (and Administrative Agent will promptly forward to each Lender) showing Borrower’s calculations of the components of the Borrowing Base and such data supporting such calculations as the Aggregate Majority Lenders may require; provided, however, that, at all times during the Waiver Period Borrower shall provide Administrative Agent with a Borrowing Base Certificate within thirty (30) days after the end of each calendar month (other than the end of a calendar quarter) and forty-five (45) days after the end of each calendar quarter. The Aggregate Majority Lenders shall have a period of thirty (30) days following receipt of a Borrowing Base Certificate to notify Administrative Agent (who shall notify Borrower) of the Aggregate Majority Lenders’ approval or disapproval thereof. Failure of the Aggregate Majority Lenders to so notify Administrative Agent and Administrative Agent to so notify Borrower within such thirty (30) day period shall be deemed approval and such Borrowing Base as set forth in such Borrowing Base Certificate shall be effective as of the date approved (or deemed approved) by the Aggregate Majority Lenders. The amount so approved (or deemed approved) shall constitute the Borrowing Base until such time as the Borrowing Base is redetermined in accordance with this Section 3.5(a).

(d) Section 3.6 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

3.6 Borrowing Base. The sum of the Principal Debt of the Term Loans plus all other Senior Unsecured Home Building Debt shall not, at any time in which an Investment Grade Rating does not exist, exceed the Borrowing Base; provided, however, that, Borrower shall not be required to comply with the provisions set forth in this Section 3.6 during the Waiver Period.

Amendment	17

(e) Section 8.1 of the Term A Credit Agreement is hereby amended to delete the “and” at the end of paragraph (l) thereof and to delete paragraph (m) in its entirety, and to replace such paragraph with the following:

(m) at the time of the delivery of the financial statements described in Sections 8.1(b), (c), and (d), condensed combining balance sheets and income statements, a schedule, substantially in the form of Schedule 8.1(m) attached hereto (as the form of such schedule may be updated from time to time), and such other additional information that any Lender (through Administrative Agent) may reasonably request from time to time, regarding Borrower’s interests and obligations related to active homebuilding and land development joint ventures in which Borrower owns a direct or indirect interest; and

(n) as soon as practicable, and in any event within thirty (30) days after the end of each calendar month during the Waiver Period, provide (a) historical and projected monthly financial statements with variance analysis, (b) rolling three (3) month historical and projected cash flow with variance analysis, which shall be in form and substance as generated by Borrower for internal reporting purposes.

(f) Section 8.11 of the Term A Credit Agreement is hereby amended to delete paragraph (o) thereof in its entirety, and replace such paragraph with the following:

(o) liens granted pursuant to the Security Agreement and liens in favor of the administrative agent under the Revolving Credit Agreement and securing any portion of the Obligations as defined therein; and

(g) Section 8.12 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.12 Prepayment of Indebtedness. If a Default or an Event of Default has occurred and is continuing or an acceleration of the indebtedness evidenced by each Note has occurred, Borrower shall not voluntarily prepay, or permit any Subsidiary (other than an Excluded Subsidiary) to voluntarily prepay, the principal amount, in whole or in part, of any indebtedness other than (a) indebtedness owed to each Lender hereunder or under some other agreement between Borrower and such Lender, (b) indebtedness which ranks pari passu with indebtedness evidenced by each Note which is or becomes due and owing whether by reason of acceleration or otherwise and (c) indebtedness which is exchanged for, or converted into, capital stock (or warrants to acquire capital stock) of Borrower; provided, however, that, notwithstanding anything in this Section 8.12 to the contrary, Borrower shall not, and shall not permit any Subsidiary to, at any time during the Waiver Period, voluntarily prepay, redeem, acquire, or repurchase for cash (or in exchange for Indebtedness on terms more favorable to the holders thereof) any public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes, Subordinated Debt, or other public note indenture indebtedness (except for pre-existing commitments under Borrower’s 10b(5)-1 plan to repurchase public note indenture indebtedness which ranks pari passu with indebtedness evidenced by the Notes due in the calendar years 2008 and 2009, not to exceed $40,000,000 in the aggregate; provided further that Borrower agrees to terminate such plan to the extent that Borrower and its counsel, in their judgment, determine that Borrower may legally do so without the disclosure of any material non-public information that Borrower would not otherwise disclose).

Amendment	18

(h) Section 8.15 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

8.15 Dividends and Subordinated Debt. Borrower shall not declare or pay any dividend on, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations, or pay, repurchase, or redeem all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of any Subordinated Debt, except:

(a) Subject to the subordination terms applicable to such Subordinated Debt, Borrower may make regularly scheduled and mandatory payments in respect of any Subordinated Debt as and when due by the terms thereof; provided, however, (A) that Borrower may, subject to the limitations contained in Section 8.20, prepay or repurchase Subordinated Debt at any time from the proceeds of Indebtedness issued by Borrower following the Closing Date so long as (i) the maturity date of all such indebtedness is at least one (1) year beyond the Maturity Date and (ii) no Default or Event of Default exists both before and after giving effect thereto and (B) Borrower may, pursuant to the terms of any convertible Subordinated Debt, issue shares of Borrower’s capital stock (and, so long as no Default or Event of Default exists both before and after giving effect thereto, cash in respect of fractional shares) upon conversion of such Subordinated Debt.

(b) So long as no Default or Event of Default exists both before and after giving effect thereto, Borrower may declare and pay dividends in any calendar quarter; and

(c) So long as (i) no Default or Event of Default exists both before and after giving effect thereto and (ii) as of the last day of the fiscal quarter ended prior to the date of the proposed repurchase, and at all times after the last day of such fiscal quarter up to and including the date of the proposed repurchase, both before and after giving effect to such proposed repurchase, Borrower’s Tangible Net Worth is, and will remain, at least $250,000,000 higher than the minimum required by Section 8.18 as of such date, and further subject to the limitations contained in Section 8.20, Borrower may from time to time repurchase shares of its capital stock or settle for cash (in whole or in part) the conversion of convertible Subordinated Debt pursuant to the terms thereof; provided, that, notwithstanding the foregoing, at all times Borrower shall be permitted to repurchase shares from Borrower’s employees in connection with tax withholding obligations associated with Borrower’s equity incentive plans; and

(d) Borrower may (i) make Convertible Note Hedge Payments substantially concurrently with its receipt of proceeds of convertible notes issued by Borrower and (ii) acquire shares of its capital stock pursuant to any Convertible Note Hedge without transfer of any cash or other property of Borrower or any of its Subsidiaries (other than Convertible Note Hedge Payments made pursuant to Section 8.15(d)(i)); and

Amendment	19

(e) Borrower may (i) declare or pay dividends on capital stock in the form of capital stock (or warrants to acquire capital stock) of Borrower, (ii) purchase, redeem, retire or otherwise acquire capital stock or Subordinated Debt solely in consideration of capital stock (or warrants to acquire capital stock) of Borrower, (iii) exchange capital stock or Subordinated Debt solely for capital stock (or warrants to acquire capital stock) of Borrower or (iv) convert capital stock or Subordinated Debt solely into capital stock (or warrants to acquire capital stock) of Borrower, in each case without transfer to the holders of capital stock or Subordinated Debt of any cash or other property of Borrower or any of its Subsidiaries in respect thereof.

Provided however that, notwithstanding anything contained in this Section 8.15 to the contrary, except as permitted under Section 8.15(e), Borrower shall not, at any time during the Waiver Period, declare or pay any dividend on, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations, or pay, repurchase, or redeem all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve, or like set aside of funds or other property for the redemption, retirement, or repayment of all or any part of any Subordinated Debt.

(i) The Term A Credit Agreement is amended to add the following new Section 8.22:

8.22 Communications with Lenders. Borrower will, during the Waiver Period, from time to time on a monthly or other basis as reasonably requested by Administrative Agent following reasonable notice, participate in meetings and conference calls with all Lenders, at which senior management and Borrower’s financial advisors will make detailed presentations of its recent results of operations and current financial condition and related matters, including details regarding Borrower’s plans with respect to Home Building Joint Ventures, and updated reports regarding performance to such plans.

(j) Section 11.2 of the Term A Credit Agreement is hereby amended to add the following new sentence at the end thereof:

Without limiting the foregoing, Borrower acknowledges that the fees and expenses of FTI Consulting, or any other financial consultant engaged by Administrative Agent and/or its counsel as financial consultants to advise Administrative Agent, its counsel, and/or Lenders, are payable or reimbursable by Borrower as provided in clause (b) above.

(k) Section 11.7 of the Term A Credit Agreement is hereby deleted in its entirety and replaced with the following:

11.7 Set-off. In addition to any rights and remedies of Lenders provided by Law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, with the prior written consent of Administrative Agent but without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding Borrower’s customer or regulatory trust accounts) at any time held by, and other indebtedness at any

Amendment	20

time owing by, such Lender to or for the credit or the account of Borrower against any and all Obligations owing to Lenders, now or hereafter existing, irrespective of whether or not Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

3. Amendment of Revolving Credit Agreement, Term A Credit Agreement, and Other Loan Documents.

(a) All references in the Loan Documents to the Revolving Credit Agreement shall henceforth include references to the Revolving Credit Agreement, as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, renewed, extended, restated, and/or increased.

(b) All references in the Loan Documents to the Term A Credit Agreement shall henceforth include references to the Term A Credit Agreement, as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, renewed, extended, restated, and/or increased.

(c) Any and all of the terms and provisions of the Loan Documents under the Revolving Credit Agreement and the Loan Documents under the Term A Credit Agreement (collectively, the “Facility Documents”) are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4. Waivers.

(a) The Revolving Credit Agreement requires that Borrower meet the following financial covenants (the “Revolver Financial Covenants”): Section 8.17(b) (Limitations on Investments in Homebuilding Joint Ventures), Section 8.17(d) (Limitations on Investments in Persons other than Homebuilding Joint Ventures), Section 8.18 (Consolidated Tangible Net Worth), Section 8.19 (Leverage and Unsold Land), and Section 8.20 (Minimum Interest Coverage). As a result of a recently modified interpretation of the standards regarding determination of valuation allowances as set forth in FASB Statement No. 109, Accounting for Income Taxes (“FAS 109”), Borrower did not meet one or more of the Revolver Financial Covenants for the fiscal quarter March 31, 2008 solely as a result of the requirement that Borrower reduce its deferred tax assets by a valuation allowance under such modified interpretation of FAS 109 (the “Revolver FAS 109 Financial Covenant Non-Compliance”), and obtained a temporary waiver until May 14, 2008 of the Revolver FAS 109 Financial Covenant Non-Compliance pursuant to a waiver letter dated effective as of March 21, 2008. Borrower has requested that Revolver Lenders extend their waiver of any Default or Event of Default arising solely as a result of the Revolver FAS 109 Financial Covenant Non-Compliance.

(b) In addition to the Revolver FAS 109 Financial Covenant Non-Compliance, Borrower may not meet one or more of the following Revolving Credit Agreement covenants for the period commencing April 1, 2008 through the Revolver Waiver Expiration Date (as defined below) (collectively, the “Additional Revolver Financial Covenant Non-Compliance”): (i) Section 8.17(b) (Limitations on Investments in Homebuilding Joint Ventures) and Section 8.17(d) (Limitations on Investments in Persons other than Homebuilding Joint Ventures), solely as a result of the requirement that Borrower

Amendment	21

reduce its deferred tax assets by a valuation allowance under such modified interpretation of FAS 109, (ii) Section 8.18 (Consolidated Tangible Net Worth), (iii) Section 8.19 (Leverage and Unsold Land), and (iv) Section 8.20 (Minimum Interest Coverage). As a result, Borrower has requested that Revolver Lenders waive any Default or Event of Default arising solely as a result of the Additional Revolver Financial Covenant Non-Compliance.

(c) Borrower has notified Revolver Administrative Agent that a Default or Event of Default may exist or may occur pursuant to the terms of Section 9.1(e) of the Revolving Credit Agreement (the “Revolver Other Agreement Non-Compliance”). As a result, Borrower has requested that Revolver Lenders waive any Default or Event of Default arising solely as a result of the Revolver Other Agreement Non-Compliance.

(d) The Term A Credit Agreement requires that Borrower meet the following financial covenants (the “Term A Financial Covenants”): Section 8.17(b) (Limitations on Investments in Homebuilding Joint Ventures), Section 8.17(d) (Limitations on Investments in Persons other than Homebuilding Joint Ventures), Section 8.18 (Consolidated Tangible Net Worth), Section 8.19 (Leverage and Unsold Land), and Section 8.20 (Minimum Interest Coverage). As a result of a recently modified interpretation of the standards regarding determination of valuation allowances as set forth in FAS 109, Borrower did not meet one or more of the Term A Financial Covenants for the fiscal quarter ended March 31, 2008 solely as a result of the requirement that Borrower reduce its deferred tax assets by a valuation allowance under such modified interpretation of FAS 109 (the “Term A FAS 109 Financial Covenant Non-Compliance”), and obtained a temporary waiver until May 14, 2008 of the Term A FAS 109 Financial Covenant Non-Compliance pursuant to a waiver letter dated effective as of March 21, 2008. Borrower believes the Term A FAS 109 Financial Covenant Non-Compliance may continue at all times through the Term A Waiver Expiration Date (as defined below). Borrower has requested that Term A Lenders extend their waiver of any Default or Event of Default arising solely as a result of the Term A FAS 109 Financial Covenant Non-Compliance.

(e) In addition to the Term A FAS 109 Financial Covenant Non-Compliance, Borrower may not meet one or more of the following Term A Credit Agreement covenants for the period commencing April 1, 2008 through the Term A Waiver Expiration Date (as defined below) (collectively, the “Additional Term A Financial Covenant Non-Compliance”): (i) Section 8.17(b) (Limitations on Investments in Homebuilding Joint Ventures) and Section 8.17(d) (Limitations on Investments in Persons other than Homebuilding Joint Ventures), solely as a result of the requirement that Borrower reduce its deferred tax assets by a valuation allowance under such modified interpretation of FAS 109, (ii) Section 8.18 (Consolidated Tangible Net Worth), (iii) Section 8.19 (Leverage and Unsold Land), and (iv) Section 8.20 (Minimum Interest Coverage). As a result, Borrower has requested that Term A Lenders waive any Default or Event of Default arising solely as a result of the Additional Term A Financial Covenant Non-Compliance.

(f) Borrower has notified Term A Administrative Agent that a Default or Event of Default may exist or may occur pursuant to the terms of Section 9.1(e) of the Term A Credit Agreement (the “Term A Other Agreement Non-Compliance”). As a result, Borrower has requested that Term A Lenders waive any Default or Event of Default arising solely as a result of the Term A Other Agreement Non-Compliance.

Amendment	22

(g) Revolver Lenders hereby waive (and, in the case of the fiscal quarter ended March 31, 2008, extend its waiver of) the existence of the Revolver FAS 109 Financial Covenant Non-Compliance, the Additional Revolver Financial Covenant Non-Compliance, and the Revolver Other Debt Non-Compliance, and any Default or Event of Default created thereby, whether now existing or hereafter arising prior to the Revolver Waiver Expiration Date defined below (the “Limited Revolver Waiver”); provided that the Limited Revolver Waiver shall expire and be of no further force and effect (and Revolver Administrative Agent and Revolver Lenders shall be entitled to exercise any and all rights available under the Loan Documents, pursuant to applicable law, under equity, or otherwise) upon the earlier of: (i) August 14, 2008; and (ii) the date that Borrower, Revolver Administrative Agent, and the appropriate Revolver Lenders have entered into an amendment to the Revolving Credit Agreement that eliminates the Revolver FAS 109 Financial Covenant Non-Compliance, the Additional Revolver Financial Covenant Non-Compliance, and the Revolver Other Debt Non-Compliance (such earlier date is herein called the “Revolver Waiver Expiration Date”); provided, however, that, after August 14, 2008, any non-compliance under clauses 4(b) or (c) above that occurred during the Waiver Period, or any non-compliance with any covenant or breach of any representation or warranty under the Revolving Credit Agreement that occurred prior to the Waiver Period shall, unless otherwise waived, cured, or amended, become an immediate Event of Default.

(h) Term A Lenders hereby waive (and, in the case of the fiscal quarter ended March 31, 2008, extend its waiver of) the existence of the Term A FAS 109 Financial Covenant Non-Compliance, the Additional Term A Financial Covenant Non-Compliance, and the Term A Other Debt Non-Compliance, and any Default or Event of Default created thereby, whether now existing or hereafter arising prior to the Term A Waiver Expiration Date defined below (the “Limited Term A Waiver”); provided that the Limited Term A Waiver shall expire and be of no further force and effect (and Term A Administrative Agent and Term A Lenders shall be entitled to exercise any and all rights available under the Loan Documents, pursuant to applicable law, under equity, or otherwise) upon the earlier of: (i) August 14, 2008; and (ii) the date that Borrower, Term A Administrative Agent, and the appropriate Term A Lenders have entered into an amendment to the Term A Credit Agreement that eliminates the Term A FAS 109 Financial Covenant Non-Compliance, the Additional Term A Financial Covenant Non-Compliance, and the Term A Other Debt Non-Compliance (such earlier date is herein called the “Term A Waiver Expiration Date”); provided, however, that, after August 14, 2008, any non-compliance under clauses 4(e) or (f) above that occurred during the Waiver Period, or any non-compliance with any covenant or breach of any representation or warranty under the Term A Credit Agreement that occurred prior to the Waiver Period shall, unless otherwise waived, cured, or amended, become an immediate Event of Default.

(i) The waivers hereby granted by Revolver Lenders and Term A Lenders do not (i) constitute a waiver or modification of any other terms or provisions set forth in the Revolving Credit Agreement or Term A Credit Agreement, as applicable, or any other Loan Document executed therewith, and shall not impair any right that (A) Revolver Administrative Agent or any Revolver Lender may now or hereafter have under or in connection with the Revolving Credit Agreement or any other Loan Document executed in connection therewith or (B) Term A Administrative Agent or any Term A Lender, may now or hereafter have under or in connection with the Term A Credit Agreement or any other Loan Document executed in connection therewith, (ii) impair any rights of (A) Revolver Administrative Agent or any Revolver Lender to insist upon strict compliance with the Revolving Credit Agreement, as amended or otherwise modified hereby, or the other Loan Documents executed in connection therewith, or (B) Term A Administrative Agent or any Term A Lender to insist upon strict compliance with the Term A Credit Agreement, as amended or otherwise modified hereby, or the other Loan Documents

Amendment	23

executed in connection therewith, and (iii) does not extend to any other Loan Document. The Loan Documents continue to bind and inure to Borrower, Revolver Administrative Agent, each Revolver Lender, Term A Administrative Agent, each Term A Lender, and their respective successors and permitted assigns.

5. Ratifications. Borrower (a) ratifies and confirms all provisions of the Facility Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Revolver Administrative Agent, Term Administrative Agent, or any Lender under the Facility Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations under the Revolving Credit Agreement and Obligations under the Term A Credit Agreement, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Revolver Administrative Agent or Term Administrative Agent may reasonably request in order to create, perfect, preserve, and protect such guaranties, assurances, and liens.

6. Representations. Borrower represents and warrants to Revolver Administrative Agent, Term Administrative Agent, the Revolver Lenders, and the Term A Lenders that as of the date of this Amendment and after giving effect thereto: (a) this Amendment and each other document entered into by Borrower and each Guarantor in connection with this Amendment (collectively, the “Amendment Documents”), have been duly authorized, executed, and delivered by Borrower and each Guarantor; (b) other than filings related to the perfection of the Model Unit Collateral and the Additional Collateral, no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance of the Amendment Documents by Borrower or any Guarantor; (c) the Facility Documents, as amended by this Amendment, are valid and binding upon Borrower and each Guarantor and are enforceable against Borrower and each Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally or by general principles of equity; (d) the execution, delivery, and performance of this Amendment by Borrower and each Guarantor do not require the consent of any other Person and do not and will not constitute a violation of any order of any Governmental Authority, or material agreements to which Borrower or any Guarantor is a party thereto or by which Borrower or any Guarantor is bound; (e) all representations and warranties (other than Section 7.6 of each of the Revolving Credit Agreement and the Term A Credit Agreement which is hereby excluded solely for purposes of this clause (e)) in the Facility Documents are true and correct in all material respects on and as of the date of this Amendment, except (x) to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Revolving Credit Agreement and the Term A Credit Agreement, and (y) the representations in Section 7.11 of each of the Revolving Credit Agreement and the Term A Credit Agreement are hereby qualified to exclude any Defaults or Events of Default that are being waived pursuant to this Amendment; and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Revolving Credit Agreement or the Term A Credit Agreement.

7. Conditions. This Amendment shall not be effective unless and until:

(a) Revolver Administrative Agent and Term Administrative Agent shall have received this Amendment duly executed by Borrower, Guarantors, Revolver Administrative Agent, Term Administrative Agent, and the Aggregate Majority Lenders;

Amendment	24

(b) the representations and warranties in this Amendment are true and correct in all material respects on and as of the date of this Amendment;

(c) Revolver Administrative Agent and Term A Administrative Agent shall have received an officer’s certificate of Borrower certifying (i) the constituent documents of Borrower (or any changes thereto, if any, since the date last certified to Revolver Administrative Agent and Term A Administrative Agent), (ii) the incumbency of the officers of Borrower authorized to execute the Amendment Documents, (iii) certificate of existence and good standing of Borrower certified by the Secretary of State of the State of Delaware, and (iv) resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery, and performance of the Amendment Documents;

(d) Revolver Administrative Agent shall have received (i) either (A) for the benefit of each Revolver Lender that provides both their consent to the terms of this Amendment (subject to appropriate documentation) by 3:00 p.m., New York time, on May 9, 2008 and their signature pages to this Amendment by noon, New York time, May 13, 2008, a fee equal to the product of (x) the amount of such Revolver Lender’s Commitment on the effective date of, and after giving effect to, this Amendment, times (y) 0.20% or (B) for the benefit of each Revolver Lender that provides only their signature pages to this Amendment by noon, New York time, May 13, 2008, a fee equal to the product of (x) the amount of such Revolver Lender’s Commitment on the effective date of, and after giving effect to, this Amendment, times (y) 0.15% and (ii) such other fees (without duplication of the fee referenced in clause (i) above) and expenses in such amounts and at such times as heretofore set forth in a letter agreement between Borrower, Revolver Administrative Agent and Banc of America Securities LLC, and as otherwise required under the Revolving Credit Agreement;

(e) Term A Administrative Agent shall have received (i) either (A) for the benefit of each Term A Lender that provides both their consent to the terms of this Amendment (subject to appropriate documentation) by 3:00 p.m., New York time, on May 9, 2008 and their signature pages to this Amendment by noon, New York time, May 13, 2008, a fee equal to the product of (x) the amount of such Term A Lender’s Commitment on the effective date of, and after giving effect to, this Amendment, times (y) 0.20% or (B) for the benefit of each Term A Lender that provides only their signature pages to this Amendment by noon, New York time, May 13, 2008, a fee equal to the product of (x) the amount of such Term A Lender’s Commitment on the effective date of, and after giving effect to, this Amendment, times (y) 0.15% and (ii) such other fees (without duplication of the fee referenced in clause (i) above) and expenses in such amounts and at such times as heretofore set forth in a letter agreement between Borrower, Term A Administrative Agent and Banc of America Securities LLC, and as otherwise required under the Term A Credit Agreement;

(f) In addition to the fees and expenses set forth in clauses (d) and (e) above, Borrower shall have paid to Revolver Administrative Agent, Term A Administrative Agent, Revolver Lenders, and Term A Lenders all expenses of each such Person, (including their respective attorneys’) incurred in connection with the Revolving Credit Agreement and the Term A Credit Agreement and each of the other Loan Documents to the extent that invoices are presented to Borrower for payment prior to 5:00 p.m., eastern time, on May 9, 2008 (with any invoice submitted after that time being payable by Borrower promptly after such invoice is delivered to Borrower); and

(g) Revolver Administrative Agent shall have received from Borrower (i) documentation, satisfactory to Revolver Administrative Agent in its reasonable discretion, withdrawing, rescinding and canceling all Requests for Borrowings under the Revolving Credit Agreement that have not been funded

Amendment	25

by all Revolver Lenders and all Requests for Letters of Credit that have not been issued under the Revolving Credit Agreement, in each case requested before the Fourth Amendment Effective Date and (ii) repayment by Borrower of all amounts funded under such requests by any Lender that funded Borrowings under such requests, together with all accrued and unpaid interest thereon, which payments shall not be shared with any other Lenders.

8. Continued Effect. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Revolving Credit Agreement, the Term A Credit Agreement, and the other Facility Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

9. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under California law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

10. Parties. This Amendment binds and inures to each party hereto and their respective successors and permitted assigns.

11. RELEASE. BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGE THAT THE OBLIGATIONS UNDER THE REVOLVING CREDIT AGREEMENT, EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, AND EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RESCISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS UNDER THE REVOLVING CREDIT AGREEMENT, EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, AND EACH LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY CREDIT PARTY. BORROWER AND EACH GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE EACH AGENT-RELATED PERSON, EACH ISSUING BANK, EACH LENDER AND ITS PREDECESSORS, AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS, ATTORNEYS-IN-FACT, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER OR ANY GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF THE REVOLVING CREDIT AGREEMENT, ANY

Amendment	26

LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE REVOLVING CREDIT AGREEMENT, ANY LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, THE TERM A CREDIT AGREEMENT, OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION THEREWITH, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

12. Waiver of Section 1542 of the Civil Code of California. Borrower and each Guarantor hereby expressly waive the provisions of Section 1542 of the Civil Code of California, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

13. ENTIRETIES. THE REVOLVING CREDIT AGREEMENT, THE TERM A CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE REVOLVING CREDIT AGREEMENT AND THE TERM A CREDIT AGREEMENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Amendment	27

SCHEDULE 1.1

LENDER COMMITMENT SCHEDULE

Lender	Commitment	Share
Bank of America, N.A.	$47,914,691.92	9.582938383%
JPMorgan Chase Bank	$47,298,578.20	9.459715640%
The Royal Bank of Scotland	$45,450,236.97	9.090047393%
Wachovia Bank National Association	$43,933,649.29	8.786729858%
SunTrust Bank	$23,696,682.47	4.739336493%
Guaranty Bank	$26,066,350.71	5.213270142%
PNC Bank, National Association	$23,696,682.47	4.739336493%
Credit Suisse, Cayman Islands Branch	$21,327,014.22	4.265402843%
Washington Mutual Bank, FA	$26,066,350.71	5.213270142%
Calyon New York Branch	$13,981,042.66	2.796208531%
Comerica Bank	$16,587,677.73	3.317535546%
LaSalle Bank National Association	$16,587,677.73	3.317535546%
US Bank National Association	$16,587,677.73	3.317535546%
Citibank, N.A	$10,568,720.38	2.113744076%
Natixis	$10,568,720.38	2.113744076%
Key Bank	$16,587,677.73	3.317535546%
Regions Bank	$14,881,516.59	2.976303318%
Bank of the West	$14,218,009.48	2.843601896%
City National Bank	$11,848,341.24	2.369668247%
Union Bank of California, N.A.	$14,218,009.48	2.843601896%
Wells Fargo Bank	$14,218,009.48	2.843601896%
California Bank and Trust	$9,478,672.99	1.895734597%
Compass Bank	$7,109,004.74	1.421800948%
MidFirst Bank	$7,109,004.74	1.421800948%
AMOUNT	$500,000,000	100%

Schedule 1.1 to Fourth Amendment of Revolving Credit Agreement and

Third Amendment of Term Loan A Credit Agreement